CONSULTANT AGREEMENT

BETWEEN:

BIMS RENEWABLE ENERGY INC a company legally constituted in the State of Florida and located at 14 Place du Commerce, SUITE 388, Montreal, Qc legally represented by Abdel Jabbar Abouelouafa and Yves Renaud

(the “Company”) OF THE FIRST PART

AND:

Réjean D’Amours;

8472 Place Belle Fontaine

Anjou, Qc, H1K 1R7

 (the  “Consultant”) OF THE SECOND PART

WHEREAS the Company desires to employ the Consultant and the Consultant desires to accept such employment upon the terms and conditions set forth;

IN CONSIDERATION of the mutual covenants herein contained, the parties agree as follows:

1.

POSITION ANT TITLE

The Consultant agrees that he will at all times faithfully, industriously, and to the best of his skill, ability, experience and talents, perform all of the duties required in the position of strategic matters. It is also understood and agreed to by the Consultant that his assignment, duties and responsibilities and reporting arrangements may be changed without causing termination of this agreement, on mutual agreement of Consultant and Company.

The Consultant shall provide such consulting and advisory services as may from time to time be reasonably requested by management of the Company including, without limitation, providing assistance in various matters pertaining to:

-

Planning and coordination of the new joint stock companies.

-

Management of the Joint Stock Companies

o

Attorney

o

Brokers

1.

TERM

The present agreement will be effective for a period of nine months, starting on the 1st of January, 2004. This agreement may be renewable on the terms and conditions to be agreed upon by the parties.

•

Furthermore, if the death of Réjean D’Amours should occur while in employment, the Company will pay the fees to his heirs for The remainder of the contract .

2.

MONETARY

As an advance to the remuneration for all services provided for herein, the Company shall pay the Consultant a fee of…one thousand dollars…..($1,000.00..) per week, payable in regular installments in accordance with the Company’s usual paying practices. The Company shall at any time increase the Consultant’s advance and may in its sole discretion, grant the Consultant an advance increase. Any such change shall be deemed to be incorporated into this agreement.

However, advance of one thousand dollars .($1,000.00) per week will be payable beginning the 1st of January 2004 .

As a non-refundable signing bonus at the date of the signature of the present contract, Réjean D’Amours will receive from the Company 2,150,000 Shares of common stock at .001$.

The consultant has to pay the par value for the shares ($2,150.00).

3.

BONUSES

In addition to the compensation specified in section 3 the Consultant may receive an annual bonus from the Company, based on performance of the Consultant, to be defined between parties.

4.

BENEFITS

The Consultant shall participate in all benefit plans which the Company may have or provide in the future, including without limitation medical/hospital and extended health care benefits, life insurance and wage insurance.

5.

LIABILITY INSURANCE

The employer shall contract a liability insurance appropriate to the consultant functions and responsibilities.

6.

REIMBURSEMENT OF EXPENSES GENERALLY

The company shall reimburse the Consultants for all reasonable expenses actually incurred by him on the Company’s behalf and in the course of his employment upon presentation of substantiating receipts.

7.

 FULL-TIME ATTENTION TO BUSINESS

During the Consultant’s employment with the Company, the Consultant shall devote himself exclusively to the business of the Company and shall not be employed or engaged in any capacity in any other business without the prior written approval of the Company. The Consultant is employed on a full-time basis for the Company. It is understood and agreed to by the Consultant that the hours of work involved will within reason vary and be irregular and are those hours required to meet the objectives of the employment.

8.

 TERMINATION

This agreement may be terminate by the Consultant at any time by giving the Employer with manager majority a two week’s notice in writing. The Company may waive the notice, in whole or in part, but will remain responsible for payment of all salaries, expenses and bonuses due up until the end of the notice period.

9.

NOTICE

Any notice or other communication required or permitted to be given under this agreement shall be in writing and may be delivered personally of by prepaid registered mail, addressed in the case of the Company at 14 Place du Commerce suite 388, Montreal, Qc

Notice given by pre-paid registered mail shall be deemed to have been received by the Recipient on the fourth business day after mailing.

Either party may change the address to which Notice must be delivered upon simple written notice to the other party.

10.

CONFIDENTIAL INFORMATION AND TRADE SECRETS ¨PROPRIETARY INFORMATION¨

The Consultant shall not, either during the term of his Employment or at any time thereafter, disclose to any person, unless required by law, any secrets or confidential information, “Proprietary Information “ concerning the business or affairs or financial position of the Consultant or any company with which the Company is or may hereafter be affiliated.

“Proprietary Information “ shall not include any information which:

a)

The Company or its Representative possess on a non-confidential basis and not in contravention of any applicable law; or

b)

Is or becomes generally available through no fault of the Consultant; or

c)

Is received by the Consultant from an independent third party that is lawfully in the possession of same and under no obligation to Company with respect thereto; or

d)

Is required to be disclosed pursuant to application law or order of a court of competent jurisdiction; or

e)

Any information already known to the Consultant prior to entering into the present Employment Agreement;

1.

 WAIVER

The waiver by either party of any breach or violation of any provision of this agreement shall not operate of be construed as a waiver of any subsequent breach or violation of it.

2.

 AMENDMENT OF CONTRACT

This agreement contains the whole of the agreement between the Company and the Consultant and there are no other warranties, representations, conditions or collateral agreements except as set forth in this agreement.

Any modification to this agreement must be in writing and signed by the parties hereto or it shall have no effect and shall be void.

3.

 SECTIONS AND HEADINGS

The headings in this agreement are inserted for convenience of reference only and shall not affect interpretation.

4.

 SEVERABILITY

If any provision of this agreement is determined to be invalid or unenforceable in whole or in part such invalidity or unenforceability  shall attached only to such provision or part thereof and the remaining part of such provision and all other provisions hereof shall continue in full forced and effect.

5.

 LANGUAGE

The present Consultant Agreement was drafted in English at the request of the parties. Les parties ont demandé que la présente convention soit rédigée en anglais.

6.

CHOICE OF LAW

The parties agree that this agreement be governed and interpreted according to the laws in force in the Province of Quebec, Canada.

The Consultant acknowledges that he has read and understands this agreement, and acknowledges that he has had the opportunity to obtain independent legal advice with respect to it.

BOTH PARTIES HAVE REVIEWED AND AGREED ON ALL THE ABOVE ISSUES; SIGNED IN MONTREAL, THIS 29 OF DECEMBER, 2003.

Consultant                                                       BIMS Renewable Energy Inc

/S/  Réjean D’Amours_____                             /S/  Abdel Jabbar Abouelouafa__

Réjean D’Amours                                            Abdel Jabbar Abouelouafa

/S/  Yves C. Renaud_________

Yves C. Renaud,